PROXY AGREEMENT
This Shareholders’ Voting Rights Proxy Agreement (the “Agreement”) is entered into as of December 28, 2005 among the following parties:

Party A:	Haie Hi-tech Engineering (Hong Kong) Company Limited
	Registered Address:	FLAT/RM B 20/F Public Bank Centre, 120 Des Voeux Road Central, HK, China
Director: WU Qinghuan
Party B:	The undersigned two shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd., a corporation incorporated under the laws of China (“Company”).

RECITALS

A	Party A, a limited company incorporated under law of Hong Kong, has the expertise in the business of Engineering and Investment.

B.
As of the date of the Agreement Party B are the 2 enrolled shareholders of Company and each legally holds the equity interest in Company set forth Party B’s name below. The total shares held by Party B collectively represent 100% of total outstanding shares of Company.

C.
Party B desires to grant to the Board of Directors of Party A a proxy to vote all of Party B’s shares in Company for the maximum period of time permitted by law in consideration of the issuance to Party B of shares and for other good and valuable consideration.

NOW THEREFORE, the parties agree as follows:

1.
Party B hereby agrees to irrevocably grant and entrust Party A, for the maximum period permitted by law, with all of Party B’s voting rights as a shareholder of Company. Party A shall exercise such rights in accordance with and within the limitations of the laws of the PRC and the Articles of Association of Company.

2.
Party A may from time to time establish and amend rules to govern how Party A shall exercise the powers granted to it by Party B herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize or take any action and to sign documents evidencing the taking of such action, and Party A shall only take action in accordance with such rules

3.
All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of Company, Party B shall appoint the person designated by Party A with the voting rights held by Party B. Party B shall not transfer its equity interests of Company to any individual or company (other than Party A or the individuals or entities designated by Party A). Party B acknowledges that it will continue to perform this Agreement even if one or more than one of them no longer hold the equity interests of Company.

4.
This Agreement has been duly executed by the Parties, and, in the case of a Party which is not a natural person, has been duly authorized by all necessary corporate or other action by such Party and executed and delivered by such Party’s duly authorized representatives, as of the date first set forth above and shall be effective on the date of execution.

5.
Party B represents and warrants to Party A that Party B owns all of the shares of Company set forth below its name on the signature page below, free and clear of all liens and encumbrances, and Party B has not granted to anyone, other than Party A, a power of attorney or proxy over any of such shares or in Party B’s rights as a shareholder of Company. Party B further represents and warrants that the execution and delivery of this Agreement by Party B will not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to Party B.

6.	This Agreement may not be terminated without the unanimous consent of both Parties, except that Party A may, by giving thirty (30) days prior written notice to Party B hereto, terminate this Agreement

7.	Any amendment and/or rescission shall be agreed by the Parties in writing.

8.	The execution, validity, construction and performance of this Agreement shall be governed by the laws of PRC.

9.	This Agreement has been executed in three (3) duplicate originals in English, each Party has received one (1) duplicate original, and all originals shall be equally valid.

10.
Both Parties agree that in case of disputes arising from this Agreement, both Parties shall settle their dispute through mediation, not in a lawsuit brought in Court. If the Parties cannot reach a settlement 45 days after the mediation, the dispute shall be referred to and determined by arbitration in the China International Economic and Trade Arbitration Commission (“CIETAC”) Shanghai Branch upon the initiation of either Party in accordance with the prevailing arbitration rules of CIETAC. The written decision of the arbitrator shall be binding and conclusive on the Parties hereto and enforceable in any court of competent jurisdiction.

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[SIGNATURE PAGE]

IN WITNESS WHEREOF each party hereto has caused this Proxy Agreement to be duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

PARTY A:	Haie Hi-tech Engineering (Hong Kong) Company Limited
Legal/Authorized Representative: /s/ WU Qinghuan
Name: WU Qinghuan
Title: Director

PARTY B:
/s/ WU Qinghuan
By: WU Qinghuan
PRC ID Card No.: 320112194610111693
Shares of Shanghai Hai Lv Kun Lu Hi-tech Engineering Co., Ltd. owned by WU Qinghuan: 60%

/s/ ZHOU Jialing
By: ZHOU Jialing
PRC ID Card No.: 320112195409111645
Shares of Shanghai Hai Lv Kun Lu Hi-tech Engineering Co., Ltd. owned by ZHOU Jialing: 40%